Email Subject: **Stockholder Update - May 5, 2023**

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GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA



Dear Stockholders,

We are delighted to provide a brief update on our sales and projections for 2023. We are very happy to report that Algodon Wine Estates is experiencing robust sales of its vineyard lots, we believe primarily due to investors seeking to invest outside the US dollar amidst rising interest rates, inflationary pressure, and the fear of uncertainty of a potential proxy world war. Algodon Wine Estates offers a tangible investment outside of the US dollar, with a proven real estate market in Argentina, known for producing some of the world's best wines. Our estate also provides an idyllic escape from the pressures of modern life, offering a tranquil retreat where one can unwind and enjoy the simple pleasures of life, such as incredible food, outstanding wines, and an abundance of outdoor activities. Indeed, Algodon Wine Estates provides a sense of safety and feeling of security as it is situated in a politically neutral country, offering a reliable and secure investment of real estate in uncertain times.

We anticipate more than $6 million in sales in 2023, with the primary driver being our vineyard estate lots at Algodon Wine Estates.


ALGODON
CABERNET FRANC
2013
ALGODON
MALBEC
BONARDA
2014
PIMA
ALGODON
ALGODON
GRAN CUVEE
2013
ALGODON
CABERNET FRANC
MALBEC

Our wine sales are also increasing via ecommerce in both the USA and Argentina, as well as direct to consumer channels in Argentina, as we continue efforts to scale our business by seeking new markets and growing awareness of our brand. One of the main factors that differentiates us from other wine brands is our implementation of the microvinification process for our premium Malbecs and Malbec blends. Microvinification is an ideal technique for small batch wine making because it allows our winemaker to be precise, flexible, and focused on quality. By producing small batches of unique and high-quality wines, we believe Algodon is better positioned to stand out in the market and create a loyal following among wine enthusiasts. We are also excited to announce that we anticipate soon working with the world's largest online wine marketplace, VIVINO, to specially promote our spectacular Malbec-Bonarda wine


GAUCHO
BUENOS AIRES
GAUCHO
BUENOS AIRES

Our leather accessories and fashion brand, Gaucho - Buenos Aires (gaucho.com), is also experiencing increasing sales quarter by quarter. We believe our leather goods and accessories brand is an enticing opportunity due to its online storefront paired with its brick-and-mortar presence in Miami's celebrated Design District. With increasing sales, our brand has demonstrated a market demand and potential for growth. Gaucho's unique and authentic Argentinean style also sets us apart from competitors, making it a potential strong player in the fashion industry. Our goal is to become the LVMH of South America and beyond, by becoming a global luxury goods and experiences company, and we feel Gaucho balances our portfolio in a unique and exciting way.

Argentina's upcoming election presents an opportunity for new leadership to address economic issues and restore public trust in government institutions. Despite being one of Latin America's largest economies and stable democracies, the country has struggled with political dysfunction and financial crises. The election could lead to more capitalist opportunities and a small movement away from die-hard socialism.

If the polling trends continue to sway toward a new government, we believe that Argentina is poised for positive change. After experiencing decades of hyperinflation and rapid peso devaluation, the country's mood seems to be shifting. Despite others' views that Argentina is a pariah for investment, we believe that a pendulum shift is coming, and opportunities are now at their maximum.

We are optimistic and doubling down on our desire to develop more real estate and acquisitions for cash flow producing properties, which can be acquired at a fraction of what they cost globally. We do not expect a parabolic change from a bad economy to greatness, but rather a move from bad to less than bad, which can have a dramatic effect on the values and global appetite for Argentine assets. We do believe, however, that Argentina represents one of the best contrarian opportunities for investment on the globe today.

We remain committed to creating long-term value for our stockholders by leveraging our existing assets and exploring strategic and accretive acquisitions.

Thank you for your continued support of Gaucho Holdings.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.